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                     INTERCOMPANY PLEDGE AND SECURITY AGREEMENT


          PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT"), dated as of April 15, 1999, between THE COLEMAN COMPANY, INC. (with its successors, the "GRANTOR") and SUNBEAM CORPORATION (the "PARENT").

                               W I T N E S S E T H :

          WHEREAS, the Parent and the Grantor are parties to the Credit Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among the Parent, the subsidiary borrowers referred to therein (including the Grantor, the "SUBSIDIARY BORROWERS"), the lenders party thereto (the "LENDERS"), Morgan Stanley Senior Funding, Inc., as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent, and First Union National Bank, as administrative agent (the "ADMINISTRATIVE AGENT");

          WHEREAS, in connection with the Credit Agreement, the Parent executed a Parent Pledge and Security Agreement, dated as of March 30, 1998 (as amended, supplemented or otherwise modified from time to time, the "PARENT PLEDGE AND SECURITY AGREEMENT"), between the Parent and the Administrative Agent, pursuant to which, among other things, all Pledged Instruments (as defined in the Parent Pledge and Security Agreement) in favor of the Parent, including the Parent Intercompany Note (as hereafter defined), are pledged to the Administrative Agent, for the benefit of the Lenders, to secure the Secured Obligations (as defined in the Parent Pledge and Security Agreement), including without limitation, the obligations of the Parent under the Credit Agreement;

          WHEREAS, the Grantor has executed an Amended and Restated Subordinated Intercompany Note, dated April 6, 1998 (as amended, supplemented or otherwise modified from time to time, the "COLEMAN INTERCOMPANY NOTE"), in favor of the Parent;

          WHEREAS, in order to secure its obligations under the Coleman Intercompany Note, the Grantor has agreed to grant a continuing security interest in and to the Collateral (as hereafter defined) to secure the Secured Intercompany Obligations (as hereafter defined); and

          WHEREAS, pursuant to this Agreement and the Parent Pledge and Security Agreement under which the Coleman Intercompany Note has been pledged to the Administrative Agent, the security interests in the Collateral granted by the Grantor pursuant to this Agreement, including all of the right, title and interest of the Parent, as Secured Party (as hereafter defined) hereunder, have been pledged and collaterally assigned to the Administrative Agent, for the

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benefit of the Lenders, to secure the Secured Obligations (as hereafter defined) in accordance with the terms of the Parent Pledge and Security
Agreement;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          Section 1. DEFINITIONS. Terms defined in the Coleman Intercompany Note and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

          "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Charlotte, North Carolina are authorized or required by law to remain closed.

          "COLEMAN COLLATERAL DOCUMENTS" has the meaning set forth in the Credit Agreement.

          "COLEMAN MERGER EFFECTIVE DATE" has the meaning set forth in the Credit Agreement.

          "COLLATERAL" has the meaning assigned to such term in Section 3(A).

          "DIRECT DOMESTIC SUBSIDIARY" means a Direct Subsidiary organized under the laws of the United States of America or a state thereof.

          "DIRECT DOMESTIC SUBSIDIARY SHARES" means the shares of capital stock, membership or limited liability company interests or other equity interests of each Direct Domestic Subsidiary listed on Schedule I opposite such Direct Domestic Subsidiary's name.

          "DIRECT FOREIGN SUBSIDIARY" means a Direct Subsidiary organized under the laws of any jurisdiction outside the United States.

          "DIRECT FOREIGN SUBSIDIARY SHARES" means the shares of capital stock, membership or limited liability company interest or other equity interests of each Direct Foreign Subsidiary listed on Schedule II opposite such Direct Foreign Subsidiary's name.

          "DIRECT SUBSIDIARY" means a Subsidiary of the Grantor, the capital stock or other equity interests of which is held directly by the Grantor.

          "DIRECT SUBSIDIARY INTERCOMPANY AGREEMENT" means all instruments, listed on Schedule I or Schedule II that are owned by the Grantor evidencing Indebtedness owed to the Grantor by its Direct Subsidiaries.

          "FOREIGN HOLDING COMPANY" means Direct Domestic Subsidiary of the Grantor whose sole assets (exclusive of assets consisting of advances or loans to Grantor or any of its

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Subsidiaries and assets with an aggregate book value not exceeding
$1,000,000) consist primarily of capital stock, membership or limited liability interest or other equity interests of one or more Foreign Subsidiaries or other Foreign Holding Companies.

          "FOREIGN SUBSIDIARY" means any Subsidiary of the Grantor organized under the laws of any jurisdiction outside the United States.

          "INDEBTEDNESS" has the meaning set forth in the Credit Agreement.

          "INDIRECT SUBSIDIARY" means a Subsidiary of the Grantor which is not a Direct Subsidiary.

          "INDIRECT SUBSIDIARY INTERCOMPANY AGREEMENTS" means all instruments, other than Direct Subsidiary Intercompany Agreements, listed on
Schedule I or Schedule II that are owned by the Grantor evidencing Indebtedness owed to the Grantor by its Indirect Subsidiaries.

          "INVESTMENT PROPERTY" means all "investment property" as such term is defined in Section 9-115 of the Uniform Commercial Code.

          "INVESTMENTS" has the meaning set forth in the Credit Agreement.

          "PLEDGED INSTRUMENTS" means (i) the Direct Subsidiary Intercompany Agreement, (ii) the Indirect Subsidiary Intercompany Agreements, and (iii) any instrument required to be pledged to the Administrative Agent pursuant to
Section 3(B), Section 3(C) or Section 3(D).

          "PLEDGED SECURITIES" means the Pledged Instruments and the Pledged Stock.

          "PLEDGED STOCK" means (i) the Direct Domestic Subsidiary Shares (other than with respect to any Foreign Holding Company), (ii) 66% of (A) the Direct Domestic Subsidiary Shares of any Foreign Holding Company including, without limitation, the Direct Domestic Subsidiary Shares of the Foreign Holding Companies represented by the certificates identified with respect to such companies on Schedule 1 hereto and (B) the Direct Foreign Subsidiary Shares and (iii) any other capital stock, membership or limited liability interest or other equity interests required to be pledged to the Secured Party pursuant to Section 3(B) and Section 3(C).

          "SECURED INTERCOMPANY OBLIGATIONS" means the obligations of the Grantor to the Parent secured under this Agreement, including without limitation, (i) all principal of and interest (including without limitation, any interest which accrues after or would accrue but for the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Grantor, whether or not allowed or allowable as a claim in any such proceeding) on the Coleman Intercompany Note, (ii) all other amounts payable by the Grantor under the Coleman Intercompany Note and
(iii) any renewals or extensions of any of the foregoing.

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          "SECURED OBLIGATIONS" means, collectively, the Secured Obligations under and as defined in the Parent Pledge and Security Agreement.

          "SECURED OBLIGATIONS REPAYMENT DATE" means the date on which all of the following shall have occurred: (A) the payment in full of the Secured Obligations, (B) the termination of the Commitments under and as defined in the Credit Agreement and (C) the expiration or termination of all Letters of Credit issued pursuant to and as defined in the Credit Agreement.

          "SECURED PARTY" means the Parent; PROVIDED that until the Secured Obligations Repayment Date the Security Interests and the Secured Party's powers, rights, remedies, benefits, protections, authority and functions of the Secured Party have been collaterally assigned by the Parent to the Administrative Agent to the extent set forth in Section 13(B) hereof and the Parent Pledge and Security Agreement.

          "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Intercompany Obligations.

          "SUNBEAM (CANADA)" means Sunbeam Corporation (Canada) Limited.

          "UNIFORM COMMERCIAL CODE": the Uniform Commercial Code as in effect from time to time in the State of New York.

          Unless otherwise defined herein, or unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

          Section 2. REPRESENTATIONS AND WARRANTIES. The Grantor represents and warrants as follows:

          (A) TITLE TO PLEDGED SECURITIES. The Grantor owns all of the Pledged Securities, free and clear of any Liens other than the Security Interests. The Pledged Stock includes (i) all of the issued and outstanding capital stock of each Direct Domestic Subsidiary (other than any Foreign Holding Company), (ii) 66% of (x) the issued and outstanding stock of each Direct Foreign Subsidiary and (y) the issued and outstanding capital stock, membership or limited liability company interest or other equity interests of each Foreign Holding Company and (iii) 23% of the issued and outstanding capital stock of Sunbeam (Canada). The Pledged Instruments include all instruments owned by the Grantor evidencing Indebtedness owed to it by the Parent or any of its Subsidiaries (other than any Foreign Holding Company or Foreign Subsidiary). All of the Pledged Stock has been duly authorized and validly issued, and is fully paid and non-assessable, and is subject to no options to purchase or similar rights of any Person. The Grantor is not and will not become a party to or otherwise become bound by any agreement, other than this Agreement and the Coleman Collateral Documents, which restricts in any manner the rights of any present or future holder of any of the Pledged Securities with respect thereto.

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          (B)  VALIDITY, PERFECTION AND PRIORITY OF SECURITY INTERESTS.  Upon
     the delivery of the Pledged Instruments and certificates representing the Pledged Stock to the Secured Party in accordance with Section 4 hereof, and the filing of UCC financing statements with the collateral description in the form specified in Exhibit A in the appropriate filing office in the jurisdiction specified on Schedule III, the Secured Party will have valid and perfected security interests in the Collateral subject to no prior Lien other than (i) Permitted Liens under and as defined in the Credit Agreement and (ii) on and after the Coleman Merger Effective Date, the Liens in favor of the Administrative Agent under the Coleman Collateral Documents. Except for the filing of the UCC financing statements described in the immediately preceding sentence, no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Agreement or necessary for the validity or enforceability hereof or for the perfection or enforcement of the Security Interests. Neither the Grantor nor any of its Subsidiaries has performed or will perform any acts which might prevent the Secured Party from enforcing any of the terms and conditions of this Agreement or which would limit the Secured Party in any such enforcement other than the execution and delivery of the Coleman Collateral Documents. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Grantor) asserting any claim thereto or security interest therein, except that (x) the Secured Party or the Administrative Agent as its designee may have possession of Collateral as contemplated hereby and (y) on and after the Coleman Merger Effective Date, the Administrative Agent also may have possession of Collateral in its own right as contemplated by the Coleman Collateral Documents.

          (C) UCC FILING LOCATIONS. The chief executive office of the Grantor is located at its address set forth on the signature pages hereto. The State of incorporation of the Grantor is the State of Delaware. Under the Uniform Commercial Code as in effect in the State in which such office is located, no local filing is required to perfect a security interest in collateral consisting of accounts, Investment Property or general intangibles.

          (D) PLEDGED INSTRUMENTS. Each Pledged Instrument and each document and instrument that secures or guarantees payment of such Pledged Instrument constitutes the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. As of the date of the grant of the Security Interests in any Pledged Instrument, such Pledged Instrument was not subject to any right of counterclaim or offset whatsoever.

          Section 3. THE SECURITY INTERESTS. In order to secure the full and punctual payment of the Secured Intercompany Obligations in accordance with the terms thereof, and to

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secure the payment and performance of all the obligations of the Grantor hereunder and under the Coleman Intercompany Loan Documents:

          (A) The Grantor hereby assigns and pledges to the Parent, as Secured Party, and grants to the Parent, as Secured Party, security interests in all of the following property of the Grantor (collectively, the "COLLATERAL"):

               (1) the Pledged Securities, and all organizational documents, together with all of its rights and privileges thereunder, with respect to the Pledged Securities, and all income and profits thereon, and all interest, dividends and other payments and distributions with respect thereto;

               (2) all Indebtedness now or hereafter owed to the Grantor by the Parent or any of its Subsidiaries (whether or not evidenced by instruments (as defined in the Uniform Commercial Code));

               (3) all Investments made by the Grantor in any of its Subsidiaries;

               (4)  all Investment Property; and

               (5) all proceeds of all or any of the collateral described in clauses (1) through (4) hereof, including without limitation, all dividends or other income from the Investment Property or the Pledged Securities, collections thereon or distributions or payments with respect thereto, and all collateral security and guarantees given by any person with respect to all or any of the collateral described in clauses (1) through (4) hereof.

Contemporaneously with the execution and delivery hereof, the Grantor is delivering the Direct Subsidiary Intercompany Agreement, the Indirect Subsidiary Intercompany Agreements and certificates representing the Direct Domestic Subsidiary Shares and the Direct Foreign Subsidiary Shares in pledge hereunder.

          (B) In the event that at any time any Person becomes a Direct Domestic Subsidiary, or any Direct Domestic Subsidiary issues any additional or substitute shares of capital stock of any class, any membership or limited liability company interest or any other equity interests or any substitute note, or instrument evidencing any other Indebtedness to the Grantor, or the Grantor makes any other Investment in any Direct Domestic Subsidiary, the Grantor will immediately pledge and deposit with the Secured Party certificates representing all such shares, any membership or limited liability company interests or other equity interests and such note or an instrument evidencing such other Indebtedness or other investment as additional security for the Secured Intercompany Obligations. All such shares, interests, notes and instruments constitute Pledged Securities and are subject to all provisions of this Agreement.

          (C) In the event that at any time any Person becomes a Direct Foreign Subsidiary, or any Direct Foreign Subsidiary issues any additional or substitute shares of
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     capital stock of any class, any membership or limited liability company interest or any other equity interests to the Grantor, the Grantor will immediately pledge and deposit with the Secured Party certificates representing additional shares, membership or limited liability company interests or equity interests sufficient to cause the Secured Party to have a security interest in 66% (but not more than 66%) of all the outstanding capital stock of, membership or limited liability company interests or other equity interests in, such Direct Foreign Subsidiary as additional security for the Secured Intercompany Obligations. All such shares and interests constitute Pledged Securities and are subject to all provisions of this Agreement.

          (D) In the event that at any time the Parent or any Indirect Subsidiary issues any substitute note or instrument evidencing any other Indebtedness to the Grantor, the Grantor will immediately pledge and deposit with the Secured Party such note or an instrument evidencing such other Indebtedness as additional security for the Secured Intercompany Obligations. All such notes and instruments constitute Pledged Securities and are subject to all provisions of this Agreement.

          (E) The Security Interests are granted as security only and shall not subject the Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Grantor or any of its Direct Subsidiaries or Indirect Subsidiaries with respect to any of the Collateral or any transaction in connection therewith.

          (F) Notwithstanding anything to the contrary herein, Grantor shall not be required to pledge (i) any capital stock, membership or limited liability interest or other equity interests issued by any Foreign Subsidiary or Foreign Holding Company if the aggregate portion of capital stock, membership or limited liability interest or other equity interests of such Person that is Pledged Stock would (x) in the case of Sunbeam (Canada), exceed 66% of the outstanding capital stock, membership or limited liability interest or other equity interests of Sunbeam (Canada) when taken together with the percentage of the outstanding capital stock, membership or limited liability interest or other equity interests of Sunbeam (Canada) pledged to the Administrative Agent under the Pledge and Security Agreements (as defined in the Credit Agreement) or (y) in the case of any other Foreign Subsidiary or Foreign Holding Company, exceed 66% of the outstanding capital stock, membership or limited liability interest or other equity interests of such Person or (ii) any Direct Subsidiary Intercompany Agreement, Indirect Subsidiary Intercompany Agreement or instrument owned by the Grantor evidencing Indebtedness owed to the Grantor by any Foreign Subsidiary or Foreign Holding Company.

          Section 4. DELIVERY OF PLEDGED SECURITIES. All Pledged Instruments shall be delivered to the Parent by the Grantor pursuant hereto indorsed to the order of the Secured Party, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Secured Party. All certificates representing the Pledged Stock delivered to the Parent by the Grantor pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied by any required transfer tax stamps, all in form and substance satisfactory to the Parent. It is understood and agreed that, upon its receipt thereof, the

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Parent will immediately deliver to the Administrative Agent in accordance with Section 13(A) hereof all certificates representing such Pledged Stock in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, and all Pledged Instruments indorsed to the order of the Administrative Agent or in blank.

          Section 5.  FURTHER ASSURANCES.

          (A) The Grantor agrees that it will from time to time, at its expense and in such manner and form as the Secured Party may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect, confirm or validate any Security Interest or to enable the Secured Party to exercise and enforce any of its rights, powers or remedies hereunder with respect to any of the Collateral (including without limitation, in the case of Investment Property, taking any actions reasonably deemed necessary to enable the Secured Party to obtain "control" (within the meaning of the applicable Uniform Commercial Code) with respect thereto). The Grantor hereby authorizes the Secured Party to execute and file, to the extent not prohibited by applicable law, in the name of the Grantor or otherwise, Uniform Commercial Code financing statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Secured Party in its sole discretion may deem necessary or appropriate to further perfect the Security Interests.

          (B) The Grantor agrees that it will not change (i) its name, identity or corporate structure in any manner unless it shall have given the Secured Party not less than 10 days' prior notice thereof or (ii) the location of its chief executive office unless it shall have given the Secured Party not less than 30 days' prior notice thereof.

          Section 6. RECORD OWNERSHIP OF PLEDGED STOCK. Upon the occurrence and during the continuance of any Default, the Secured Party may at any time or from time to time, in its sole discretion, cause any or all of the Pledged Stock to be transferred of record into the name of the Secured Party or its nominee. The Grantor will promptly give to the Secured Party copies of any notices or other communications received by it with respect to Pledged Stock registered in the name of the Grantor and the Secured Party will promptly give to the Grantor copies of any notices and communications received by the Secured Party with respect to Pledged Stock registered in the name of the Secured Party or its nominee.

          Section 7. RIGHT TO RECEIVE DISTRIBUTIONS ON COLLATERAL. The Secured Party shall have the right to receive and, during the continuance of any Default, to retain as Collateral hereunder all dividends, interest and other payments and distributions made upon or with respect to the Collateral and the Grantor shall take all such action as the Secured Party may deem necessary or appropriate to give effect to such right. All such dividends, interest and other payments and distributions which are received by the Grantor shall be received in trust for the benefit of the Secured Party and, if the Secured Party so directs during the continuance of a Default, shall be segregated from other funds of the Grantor and shall, forthwith upon demand by the Secured Party during the continuance of a Default, be paid over to the Secured Party as

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Collateral in the same form as received (with any necessary endorsement).
After all Defaults have been cured, the Secured Party's right to retain dividends, interest and other payments and distributions under this Section 7 shall cease and the Secured Party shall pay over to the Grantor any such Collateral retained by it during the continuance of a Default.

          Section 8. RIGHT TO VOTE PLEDGED STOCK. Unless a Default shall have occurred and be continuing, the Grantor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Stock and the Investment Property, and the Secured Party shall, upon receiving a written request from the Grantor accompanied by a certificate signed by its principal financial officer stating that no Default has occurred and is continuing, deliver to the Grantor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Stock and the Investment Property which is registered in the name of the Secured Party or its nominee as shall be specified in such request and be in form and substance satisfactory to the Secured Party.

          If a Default shall have occurred and be continuing, the Secured Party shall have the right, to the extent not prohibited by applicable law, to vote and to give consents, ratifications and waivers, and take any other action with respect to any or all of the Pledged Stock with the same force and effect as if the Secured Party were the absolute and sole owner thereof and the Grantor shall take all such action as may be necessary or appropriate to give effect to such right.

          Section 9. GENERAL AUTHORITY. The Grantor hereby irrevocably appoints the Secured Party its true and lawful attorney, with full power of substitution, in the name of the Grantor, the Secured Party or otherwise, for the sole use and benefit of the Secured Party, but at the expense of the Grantor, to the extent not prohibited by applicable law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

          (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Secured Party were the absolute owner thereof, and

          (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

PROVIDED that the Secured Party shall give the Grantor not less than ten days' prior notice of the time and place of any sale or other intended disposition of any of the Collateral except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Such notice constitutes "REASONABLE NOTIFICATION" within the meaning of Section 9-504(3) of the Uniform Commercial Code. The Grantor hereby ratifies and

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confirms all that the Secured Party, as said attorney, shall do or cause to be done by virtue of this Section 9 and the other provisions of this Agreement. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and shall be irrevocable until the Secured Intercompany Obligations are paid in full.

          Section 10. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, the Secured Party may exercise all the rights of a secured party under the Uniform Commercial Code (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Secured Party may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply the cash, if any, then held by it as Collateral and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Intercompany Obligations in full, sell the Collateral or any part thereof at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Secured Party may deem satisfactory. Any Lender or Sunbeam Entity may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Secured Party is authorized, in connection with any such sale, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provisions of said Act, and (iii) to impose such other limitations or conditions in connection with any such sale as the Secured Party deems necessary or advisable in order to comply with said Act or any other law. The Grantor will execute and deliver such documents and take such other action as the Secured Party deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Secured Party shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Grantor which may be waived, and the Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in the case of a public sale, state the time and place fixed for such sale, (2) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Secured Party may determine. The Secured Party shall not be obligated to make any such sale pursuant to any such notice. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same

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may be so adjourned.  In the case of any sale of all or any part of the
Collateral on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the selling price is paid by the purchaser thereof, but the Secured Party shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice. The Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          Section 11. EXPENSES. The Grantor agrees that it will forthwith upon demand pay to the Secured Party:

          (i) the amount of any taxes which the Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any Lien thereon, and

          (ii) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, which the Secured Party may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Secured Party of any of the rights conferred upon it hereunder or (z) any Default or Event of Default.

Any such amount not paid on demand shall bear interest at the rate applicable to the Coleman Intercompany Note plus 2% and shall be an additional Secured Intercompany Obligation hereunder.

          Section 12. APPLICATION OF PROCEEDS. Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held shall be applied by the Secured Party in the following order of priorities:

          FIRST, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Secured Party, and all expenses, liabilities and advances incurred or made by the Secured Party in connection therewith, and any other unreimbursed expenses for which the Secured Party is to be reimbursed pursuant to
     Section 11 hereof;

          SECOND, to the payment of unpaid principal (including all capitalized interest) of the Secured Intercompany Obligations in accordance with the provisions of the Coleman Intercompany Note;

          THIRD, to the payment of accrued but unpaid interest on the Secured Intercompany Obligations in accordance with the provisions of the Coleman Intercompany Note;

          FOURTH, to the ratable payment of all other Secured Intercompany Obligations, until all Secured Intercompany Obligations shall have been paid in full; and

          FINALLY, to payment to the Grantor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     The Secured Party may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

          Section 13. APPOINTMENT OF ADMINISTRATIVE AGENT AS BAILEE; ASSIGNMENT TO ADMINISTRATIVE AGENT; ACKNOWLEDGMENT OF GRANTOR.

          (A) In order to further perfect and protect the security interests granted to the Administrative Agent under the Parent Pledge and Security Agreement, including the Parent's pledge thereunder of the Security Interests, the Parent hereby authorizes and appoints the Administrative Agent to hold on the Parent's behalf and as its agent all Collateral granted hereunder for purposes of possession and control under the Uniform Commercial Code or other applicable law. The Administrative Agent, for itself and its successors, hereby accepts such authorization and appointment and the Parent hereby releases the Administrative Agent from any liability whatsoever (other than liability resulting from the Administrative Agent's willful misconduct or gross negligence) in connection with such authorization and appointment. This authorization and appointment are a power coupled with an interest and are irrevocable. It is understood and agreed that the Administrative Agent may also hold collateral for its own benefit.

          (B) Effective immediately following the grant of the Security Interests in the Collateral pursuant to Section 3 hereof and the foregoing authorization and appointment of the Administrative Agent as its nominee and agent, and as more fully provided in the Parent Pledge and Security Agreement, the Parent pledges and collaterally assigns, until the Secured Obligations Repayment Date, to the Administrative Agent all of its right, title and interest as the Secured Party hereunder, including, without limitation, all of the powers, rights, remedies, benefits, protections, authority and functions (but not the obligations) of the Secured Party hereunder and the Administrative Agent, for itself and its successors, hereby accepts such pledge and collateral assignment. The foregoing pledge and collateral assignment are powers coupled with an interest and shall be irrevocable until the Secured Obligations Repayment Date. In furtherance of such pledge and assignment, the Parent will not exercise any of the rights or remedies under this Agreement without the prior written consent of the Administrative Agent and will exercise any of the powers, rights, remedies, benefits, protections, authority and functions of the Secured Party under this Agreement as directed to do so by the Administrative Agent; PROVIDED that after the occurrence and during the continuance of a Default or an Event of Default, all such powers, rights, remedies, benefits, protections, authority and functions shall be for the sole use and benefit of, and shall be exercised solely by, the Administrative Agent for the benefit of the Lenders and any conflict between the interests of the Lenders and the interests of the Parent hereby is waived by the Parent.

          (C) The Grantor hereby acknowledges (i) receipt of a copy of the Parent Pledge and Security Agreement; (ii) that pursuant to the Parent Pledge and Security Agreement and this Agreement, the Parent has assigned to the Administrative Agent, as collateral security for the Secured Obligations, all of its right, title and interest in (A) the Secured Intercompany Obligations, (B) the Coleman Intercompany Note and this Agreement and (C) the Security Interests and any other collateral for the Secured Intercompany Obligations now or hereafter granted by the Grantor to or for the benefit of the Parent under this Agreement or any other Coleman Intercompany Loan Document; and (iii) that pursuant to this Agreement and the Parent Pledge and Security Agreement, the Administrative Agent is authorized, in accordance with the terms of this Agreement and the Parent Pledge and Security Agreement, to exercise the powers, rights, remedies, benefits, protections, authority and functions of the Secured Party against the Grantor under this Agreement and otherwise in respect of the Secured Intercompany Obligations.

          (D) Notwithstanding anything to the contrary contained in this Agreement, the Grantor hereby consents to the foregoing and independently acknowledges and agrees, for the direct benefit of the Administrative Agent and the Lenders, until the Secured Obligations Repayment Date, as follows:

          (i) the representations and warranties made by the Grantor in this Agreement shall inure to the benefit of the Administrative Agent and the Lenders and each reference in such representations and warranties to the Secured Party shall be deemed to be references to the Administrative Agent for such purpose;

          (ii) upon the occurrence and continuance of an Event of Default, the Administrative Agent as the assignee and delegee of the Parent and as the Secured Party hereunder shall have the exclusive right to enforce all of the covenants and agreements made by the Grantor under this Agreement and to exercise all of the powers, rights, remedies, benefits, protections, authority and functions of the Secured Party hereunder;

          (iii) without the prior written consent of the Administrative Agent, the Grantor shall not enter into any amendment, waiver or other modification of the Secured Intercompany Obligations, the Coleman Intercompany Note or the Coleman

     Intercompany Loan Documents;

          (iv) the Grantor shall comply with all payment instructions delivered by the Administrative Agent with respect to the Secured Intercompany Obligations, if such instructions are accompanied by a written representation that a Default or an Event of Default has occurred and is continuing; and

          (v) all of the indemnification, expense reimbursement, authorizations and exculpatory provisions contained in this Agreement in favor of the Secured Party shall also inure to the benefit of the Administrative Agent.

          (E) In accordance with Section 5(A), and in furtherance of the Grantor's acknowledgments and agreements contained in Section 13(C) and Section 13(D), the Grantor and the Secured Party shall as promptly as practicable after the date hereof execute and deliver to the Administrative Agent an amendment to this Agreement, and such other additional documents and instruments (and cause to be delivered in connection therewith an opinion of counsel), in each case as reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent, pursuant to which the Grantor shall grant directly to the Administrative Agent, for the benefit of the Lenders, security interests in the Collateral to secure the Secured Obligations, PROVIDED that the amount of the Secured Obligations so secured (and any recourse to the Collateral, whether to collect the Secured
Obligations or the Secured Intercompany Obligations) shall in no event exceed the amount of the Secured Intercompany Obligations outstanding from time to time.

          Section 14.  EXCULPATORY PROVISIONS

          (A) The Secured Party is irrevocably authorized to take all such action as is provided to be taken by it as Secured Party hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Secured Party shall act or refrain from acting in accordance with its discretion.

          (B) Beyond the exercise of reasonable care in the custody thereof, the Secured Party shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Secured Party in good faith. Neither the Secured Party nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder.

          Section 15.  TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL.

          (A) Upon the repayment in full of all Secured Intercompany Obligations, the Security Interests shall terminate and all rights to the Collateral shall revert to the Grantor. Prior to such termination of the Security Interests and the Secured Obligations Repayment Date, the Secured Party may release any of the Collateral with the prior written consent of the Lenders.

          (B) Unless an Event of Default shall have occurred and be continuing, the Secured Party shall upon an Asset Sale or other disposition permitted under the Credit

     Agreement release the portion of the Collateral so sold (but not any proceeds of such sale).

          (C) Upon any termination of the Security Interests or release of Collateral in accordance with this Section, the Secured Party will, at the expense of the Grantor, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

          Section 16. NOTICES. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy to the address and telecopy number of such party and the Administrative Agent set forth on the signature pages hereof. Each party shall provide copies of all such notices and other communications in a like manner to the Administrative Agent. Any party hereto and the Administrative Agent may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          Section 17. WAIVERS, NON-EXCLUSIVE REMEDIES. No failure on the part of the Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement or any other Coleman Intercompany Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Party of any right under this Agreement or any other Coleman Intercompany Loan Document preclude any other or further exercise thereof or the exercise of any other right.
The rights in this Agreement and the other Coleman Intercompany Loan Documents are cumulative and are not exclusive of any other remedies provided by law.

          Section 18. SUCCESSORS AND ASSIGNS. This Agreement is for the benefit of the Secured Party and its successors and assigns (including the Administrative Agent for the benefit of the Lenders pursuant to the Parent Pledge and Security Agreement and Section 13(B) hereof). This Agreement shall be binding on the Grantor and its successors and assigns.

          Section 19. CHANGES IN WRITING. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing, signed by the Grantor, the Parent and the Administrative Agent.

          Section 20. NEW YORK LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

          Section 21. SEVERABILITY. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Parent, the Administrative Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       THE COLEMAN COMPANY, INC.


                                       By         Ronald R. Richter
                                                  -----------------
                                          Name:   Ronald R. Richter
                                          Title:  Vice President & Treasurer

                                       Address for Notices:

                                       2381 Executive Center Drive
                                       Boca Raton, Florida 33431
                                       Attention:  Ms. Gwen Wisler
                                       telecopy: (561) 912-4303


                                       SUNBEAM CORPORATION


                                       By         Bobby Jenkins
                                                  -------------
                                          Name:   Bobby G. Jenkins
                                          Title:  Executive Vice President


                                       Address for Notices:

                                       2381 Executive Center Drive
                                       Boca Raton, Florida 33431
                                       Attention:  Mr. Bobby Jenkins
                                       telecopy: (561) 912-4263

ACKNOWLEDGED AND ACCEPTED:


FIRST UNION NATIONAL BANK,
     as Administrative Agent


By         T. M. Molitor
           -------------
   Name:   T. M. Molitor
   Title:  Senior Vice President

Address for Notices:

One First Union Center
301 South College Street, DC-5
Charlotte, North Carolina 28288
Attention:  Thomas M. Molitor
telecopy: (704) 374-3300